EXHIBIT 10.1

FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This First Amendment and Waiver to Credit Agreement, dated as of September 4, 2014 (this “Agreement”), is entered into by and among ALCO STORES, INC., a Kansas corporation (the “Lead Borrower”); ALCO HOLDINGS, a Texas limited liability company (“Holdings” and, together with the Lead Borrower, the “Borrowers”); the lenders identified on the signature pages hereto (individually, a “Lender” and collectively, the “Lenders”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, the “Agent”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, as term loan agent (in such capacity, the “Term Loan Agent”).

Recitals

A. The Borrowers, the Lenders, the Agent and the Term Loan Agent are party to that certain Amended and Restated Credit Agreement, dated as of May 30, 2014 (as amended, modified and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to the Borrowers.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

B. The Borrowers have defaulted in their obligations set forth in Section 8.01(k) of the Credit Agreement, as a result of a Change of Control pursuant to clause (b) of the definition of Change of Control (the “Existing Event of Default”).

C. By reason of the occurrence of the Existing Event of Default, the Agent, the Term Loan Agent and the Lenders have certain rights and remedies under the terms of the Credit Agreement and the other Loan Documents as well as applicable law, including, without limitation, the right to (i) accelerate the payment of all Obligations and demand immediate payment thereof, (ii) implement the Default Rate in accordance with Section 2.08(b)(ii) of the Credit Agreement, and (iii) exercise any other rights or remedies available under the Credit Agreement and the other Loan Documents, at law, in equity or otherwise.

D. Notwithstanding the foregoing, the Borrowers have requested that the Agent, the Term Loan Agent and the Lenders agree to waive the Existing Event of Default and amend certain provisions of the Loan Documents, and the Agent, the Term Loan Agent and the Lenders are willing to do so, but only to the extent, and on the terms and conditions, expressly set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and to induce the Agent, the Term Loan Agent and the Lenders to enter into this Agreement, the Borrowers, the Agent, the Term Loan Agent and the Lenders hereby agree as follows:

1. Acknowledgement of Existing Event of Default; Acknowledgement of Outstanding Obligations.

(a) Each Borrower acknowledges and agrees that the Existing Event of Default has occurred and continues to exist as of the date of this Agreement.

(b) Each Borrower acknowledges and agrees that, as of the date hereof, the Borrowers are indebted, jointly and severally, (i) to the Revolving Lenders for the Revolving Credit Loans in an aggregate outstanding principal amount equal to $70,462,326.43 plus accrued and unpaid interest thereon, as provided in the Credit Agreement and the other Loan Documents, (ii) to the Term Lenders for the Term Loan in an aggregate outstanding principal amount equal to $12,187,500 plus accrued and unpaid interest thereon, as provided in the Credit Agreement and the other Loan Documents, (iii) to the Real Estate Term Lenders for the Real Estate Term Loan in an aggregate outstanding principal amount equal to $4,750,000 plus accrued and unpaid interest thereon, as provided in the Credit Agreement and the other Loan Documents, (v) to the Revolving Lenders for L/C Obligations in an aggregate outstanding principal amount equal to 12,019,663.43, and (v) for accrued and unpaid fees and expenses of the Agent, the Term Loan Agent and the Lenders (and any other amounts due under the Credit Agreement and the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of counsel).

2. Ratification and Reaffirmation of Obligations and Liens.

(a) Each Borrower hereby ratifies and reaffirms the validity and enforceability of all of the Obligations and of the Credit Agreement and the other Loan Documents, and agrees that its obligations under the Credit Agreement, the other Loan Documents and this Agreement are its legal, valid and binding obligations enforceable against it in accordance with the respective terms thereof.  Each Borrower further acknowledges and agrees that it has no defense (whether legal or equitable), set-off or counterclaim to the payment or performance of the Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Each Borrower hereby ratifies and reaffirms all of the liens and security interests heretofore granted pursuant to the Credit Agreement and the other Loan Documents as collateral security for the indebtedness incurred pursuant to the Credit Agreement and the other Loan Documents, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such indebtedness, continues to be and remains collateral for such indebtedness from and after the date hereof.

3. The Agent’s, the Term Loan Agent’s and Lenders’ Agreement to Waive Existing Event of Default.  Subject to the Loan Parties’ compliance with the terms and conditions contained herein, the Agent, the Term Loan Agent and the Required Lenders hereby waive the Existing Event of Default.  Each Borrower acknowledges and agrees that the foregoing waiver relates solely to the Existing Event of Default specified herein and shall in no way be deemed or construed as a waiver by the Agent, the Term Loan Agent and the Lenders of any other Default or Event of Default under the Credit Agreement or any of the other Loan Documents now existing or occurring subsequent to the date of this Agreement.  The Agent, the Term Loan Agent and the Lenders expressly reserve the full extent of their rights under the Credit Agreement, the other Loan Documents and applicable law in respect of any Default or Event of Default, whether existing on the date hereof or occurring after the date hereof, not specified herein as an Existing Event of Default.

4. Amendments to Credit Agreement.

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order therein:

““Availability Block” means an amount equal to $500,000 on the First Amendment Effective Date and increasing by $500,000 on the first Business Day of each week thereafter; provided, that in no event shall the Availability Block exceed $5,000,000.

“Budget” means the thirteen (13) week budget prepared by the Lead Borrower and furnished to the Agent on the First Amendment Effective Date and thereafter updated on a weekly basis for the following thirteen (13) weeks, including a comparison of the budget to the actual cash disbursements for the preceding weeks, such budget and any update, modification, or supplement thereto to be in form and substance reasonably acceptable to the Agent.

 “Equity Contribution” means receipt by the Lead Borrower on or after the First Amendment Effective Date of not less than $10,000,000 in cash contributions to the equity of the Lead Borrower and/or Subordinated Indebtedness, or a combination thereof, in each case on terms and conditions reasonably satisfactory to the Agent.

“First Amendment” means that certain First Amendment and Waiver to Credit Agreement dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means September 4, 2014.

“Real Estate Term Loan Prepayment Fee” means, with respect to any payment or prepayment of the Real Estate Term Loan (including upon acceleration of the maturity of the Real Estate Term Loan but excluding payments pursuant to Section 2.07(c), an amount equal to (a) on or prior to the first anniversary of the First Amendment Effective Date, three percent (3%) of the principal amount of the Real Estate Term Loan required to be repaid or prepaid (other than pursuant to Section 2.07(c)), (b) after the first anniversary of the First Amendment Effective Date and on or prior to the second anniversary of the First Amendment Effective Date, two percent (2%) of the principal amount of the Real Estate Term Loan required to be repaid or prepaid (other than pursuant to Section 2.07(c)), (c) after the second anniversary of the First Amendment Effective Date and on or prior to the third anniversary of the First Amendment Effective Date, one percent (1%) of the principal amount of the Real Estate Term Loan required to be repaid or prepaid (other than pursuant to Section 2.07(c)), and (d) after the third anniversary of the First Amendment Effective Date, $0.”

(b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term “Alternative Term Loan Interest Rate” appearing therein and inserting in lieu thereof the following:

““Alternative Term Loan Interest Rate” means, at any time, a per annum rate equal to the sum of (a) the greater of (i) the Base Rate in effect at such time and (ii) two percent (2%) plus (b) seven percent (7%).”

(c) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting clause (b) of the definition of “Applicable Margin” appearing therein and inserting in lieu thereof the following:

“(b)          From and after the first Adjustment Date, the Applicable Margin shall be determined from the pricing grid below based upon the Average Daily Uncapped Excess Availability for the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level IV (even if the Average Daily Uncapped Excess Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided, further if the foregoing financial statements or any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements or any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.”

(d) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the grid following clause (b) of the defined term “Applicable Margin” appearing therein and inserting in lieu thereof the following:

Level	Average Daily Uncapped Excess Availability	LIBOR Margin for Revolving Loans	Base Rate Margin for Revolving Loans	Commercial Letter of Credit Fee	Standby Letter of Credit Fee
I	Equal to or greater than $80,000,000	1.75%	0.75%	1.25%	1.75%
II	Equal to or greater than $40,000,000 but less than $80,000,000	2.00%	1.00%	1.50%	2.00%
III	Equal to or greater than $15,000,000 but less than $40,000,000	2.25%	1.25%	1.75%	2.25%
IV	Less than $15,000,000	2.50%	1.50%	1.75%	2.25%

(e) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term “Cash Dominion Event” appearing therein and inserting in lieu thereof the following:

““Cash Dominion Event” means (a) the First Amendment Effective Date, or (b) the occurrence and continuance of any Default, or (c) the failure of the Borrowers to maintain Excess Availability of at least fifteen percent (15%) of the Revolving Loan Cap (without giving effect to the Real Estate Term Loan Reserve or the Term Loan Reserve) at any time.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (1) pursuant to clause (a) above unless and until the Agent, the Term Loan Agent and the Lenders otherwise consent, and (2) pursuant to clauses (b) or (c) above (i) so long as such Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability has been equal to or exceeded the greater of (A) fifteen percent (15%) of the Revolving Loan Cap (without giving effect to the Real Estate Term Loan Reserve or the Term Loan Reserve); or (B) $18,000,000, in each case for twenty (20) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if a Default is no longer continuing and/or Excess Availability exceeds the required amount for twenty (20) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasions after the Closing Date.”

(f) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term “Reporting Activation Event”.

(g) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term “Revolving Borrowing Base” appearing therein and inserting in lieu thereof the following:

““Revolving Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(b)           the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage of the Appraised Value of Eligible Inventory, provided, that the total Cost of Eligible In-Transit Inventory included in the calculation in this clause (b) shall not exceed $10,000,000 at any time;

minus

(c)           the Real Estate Term Loan Reserve;

minus

(d)           the Term Loan Reserve;

minus

(e)           at all times prior to the Equity Contribution, the Availability Block;

minus

(f)           the then amount of all Availability Reserves.”

(h) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term “Term Loan Interest Rate” appearing therein and inserting in lieu thereof the following:

““Term Loan Interest Rate” means a per annum rate equal to (a) the sum of (i) the greater of (A) LIBO Rate and (B) one percent (1%) plus eight percent (8%), or (b) if the LIBO Rate is not available at such time for any reason, the Alternative Term Loan Interest Rate.”

(i) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term "Term Loan Prepayment Fee" appearing therein and inserting in lieu thereof the following:

““Term Loan Prepayment Fee” means, with respect to any payment or prepayment of the Term Loan (including upon acceleration of the maturity of the Term Loan but excluding payments pursuant to Section 2.07(d)), an amount equal to (a) on or prior to the first anniversary of the First Amendment Effective Date, four percent (4%) of the principal amount of the Term Loan required to be repaid or prepaid (other than pursuant to Section 2.07(d)), (b) after the first anniversary of the First Amendment Effective Date and on or prior to the second anniversary of the First Amendment Effective Date, two percent (2%) of the principal amount of the Term Loan required to be repaid or prepaid (other than pursuant to Section 2.07(d)), (c) after the second anniversary of the First Amendment Effective Date and on or prior to the third anniversary of the First Amendment Effective Date, one percent (1%) of the principal amount of the Term Loan required to be repaid or prepaid (other than pursuant to Section 2.07(d)), and (d) after the third anniversary of the First Amendment Effective Date, $0.”

(j) Section 2.05 (Prepayments) of the Credit Agreement is hereby amended by deleting in clause (g) thereof the reference to “2.05(j)” and inserting in lieu thereof “2.05(h)”.

(k) Section 2.05 (Prepayments) of the Credit Agreement is hereby amended by deleting clause (h) as it appears therein and inserting in lieu thereof the following:

“(h)           Prepayments made pursuant to Section 2.05(g) above, first, shall be applied to the outstanding Real Estate Term Loan, including additional amounts required pursuant to Section 2.09(c)(ii), first to such additional amounts (if any), second to the amount due on the Maturity Date and then in inverse order of the payments due pursuant to Section 2.07(c) in accordance with the Applicable Percentages of each Real Estate Term Lender, second, shall be applied ratably to the outstanding Swing Line Loans, third, shall be applied ratably to the outstanding Revolving Credit Loans, fourth, shall be used to Cash Collateralize the remaining L/C Obligations, fifth, shall be applied to the outstanding Term Loan, including additional amounts required pursuant to Section 2.09(c)(i), first to such additional amounts, second to the amount due on the Maturity Date and then in inverse order of the payments due pursuant to Section 2.07(c) in accordance with the Applicable Percentages of each Term Lender, and sixth, the amount remaining, if any, after prepayment in full of the Real Estate Term Loan, all Swing Line Loans and Revolving Credit Loans outstanding at such time, the Cash Collateralization of the remaining L/C Obligations in full, and the prepayment of the Term Loan, may be retained by the Borrowers for use in the ordinary course of their business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.”

(l) Section 2.05 (Prepayments) of the Credit Agreement is hereby amended by deleting clause (j) as it appears therein and inserting in lieu thereof the following:

“(j)           Prepayments made pursuant to Section 2.05(i) above, first, shall be applied to the outstanding Term Loan, including additional amounts required pursuant to Section 2.09(c)(i), first to such additional amounts, second to the amount due on the Maturity Date and then in inverse order of the payments due pursuant to Section 2.07(c) in accordance with the Applicable Percentages of each Term Lender, second, shall be applied ratably to the outstanding Swing Line Loans, third, shall be applied ratably to the outstanding Revolving Credit Loans, fourth, shall be used to Cash Collateralize the remaining L/C Obligations, fifth, shall be applied to the outstanding Real Estate Term Loan, including additional amounts required pursuant to Section 2.09(c)(ii), first to such additional amounts (if any), second to the amount due on the Maturity Date and then in inverse order of the payments due pursuant to Section 2.07(c) in accordance with the Applicable Percentages of each Real Estate Term Lender, and sixth, the amount remaining, if any, after prepayment in full of the Real Estate Term Loan, the Term Loan, all Swing Line Loans and Revolving Credit Loans outstanding at such time, and the Cash Collateralization of the remaining L/C Obligations in full, may be retained by the Borrowers for use in the ordinary course of their business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.”

(m) Section 2.07 (Repayment of Loans) of the Credit Agreement is hereby amended by deleting clause (c) as it appears therein and inserting in lieu thereof the following:

“(c)           The Borrowers shall make quarterly principal payments on the Real Estate Term Loan in the amount of (i) $250,000 each, commencing on August 1, 2014, and on the first day of each November, February, May and August occurring thereafter prior to the First Amendment Effective Date, and (ii) $300,000 each, commencing on November 1, 2014, and on the first day of each November, February, May and August occurring thereafter.  The Borrowers shall repay the Agent, for the account of the Real Estate Term Lenders on the Termination Date the aggregate principal amount of the Real Estate Term Loan outstanding on such date, along with accrued but unpaid interest and all other Obligations outstanding with respect to the Real Estate Term Loan.”

(n) Section 2.07 (Repayment of Loans) of the Credit Agreement is hereby amended by deleting clause (d) as it appears therein and inserting in lieu thereof the following:

“(d)           The Borrowers shall make quarterly principal payments on the Term Loan in the amount of (i) $312,500 each, commencing on August 1, 2014, and on the first day of each November, February, May and August occurring thereafter prior to the First Amendment Effective Date, (ii) $400,000 each, on November 1, 2014, February 1, 2015, May 1, 2015 and August 1, 2015, and (iii) $312,500 each, commencing on November 1, 2015, and on the first day of each February, May, August and November occurring thereafter.  The Borrowers shall repay the Term Loan Agent, for the account of the Term Lenders on the Termination Date the aggregate principal amount of the Term Loan outstanding on such date, along with accrued but unpaid interest and all other Obligations outstanding, including pursuant to Section 2.09(c), with respect to the Term Loan.”

(o) Section 2.09 (Fees) of the Credit Agreement is hereby amended by deleting clause (b) as it appears therein and inserting in lieu thereof the following:

“(b)           Early Termination Fee.  In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, or in the event that the Borrowers reduce (but do not terminate) the Aggregate Revolving Commitments prior to the Maturity Date, the Borrowers shall pay to the Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, a fee (the “Early Termination Fee”) in respect of amounts which are or become payable by reason thereof equal to the following:  (i) three percent (3%) of the

Revolving Credit Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Revolving Commitments, as applicable, if the Termination Date or reduction shall occur at any time on or before the first anniversary of the First Amendment Effective Date; (ii) two percent (2%) of the Revolving Credit Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Revolving Commitments, as applicable, if the Termination Date or reduction shall occur at any time after the first anniversary of the First Amendment Effective Date and on or prior to the second anniversary of the First Amendment Effective Date; (iii) one percent (1%) of the Revolving Credit Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Revolving Commitments, as applicable, if the Termination Date or reduction shall occur at any time after the second anniversary of the First Amendment Effective Date and on or prior to the third anniversary of the First Amendment Effective Date and (iii) zero percent (0%) of the Revolving Credit Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Revolving Commitments, as applicable, if the Termination Date or reduction shall occur at any time after the third anniversary of the Closing Date.  All parties to this Agreement agree and acknowledge that the Revolving Lenders will have suffered damages on account of the early termination of this Agreement or any portion of the Revolving Credit Commitments and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Revolving Lenders on account thereof.”

(p) Section 2.09 (Fees) of the Credit Agreement is hereby amended by deleting clause (c) as it appears therein and inserting in lieu thereof the following:

“(c)           Prepayment Fees.

(i)             In the event that, at any time prior to third anniversary of the First Amendment Effective Date, (i) the Termination Date occurs, or (ii) in the event that the Borrowers prepay, or are required to prepay, the Term Loan in whole or in part, then, on the Termination Date or the effective date of such prepayment, as applicable, the Borrowers shall pay to the Agent, for the ratable benefit of the Term Lenders, an amount equal to the applicable Term Loan Prepayment Fee.  All parties to this Agreement agree and acknowledge that the Term Lenders will have suffered damages on account of the early termination of this Agreement or prepayment of any portion of the Term Loan and that, in view of the difficulty in ascertaining the amount of such damages, the Term Loan Prepayment Fee constitutes reasonable compensation and liquidated damages to compensate the Term Lenders on account thereof.

(ii)             In the event that, at any time prior to third anniversary of the First Amendment Effective Date, (i) the Termination Date occurs, or (ii) in the event that the Borrowers prepay, or are required to prepay, the Real Estate Term Loan in whole or in part, then, on the Termination Date or the effective date of such prepayment, as applicable, the Borrowers shall pay to the Agent, for the ratable benefit of the Real Estate Term Lenders, an amount equal to the applicable Real Estate Term Loan Prepayment Fee.  All parties to this Agreement agree and acknowledge that the Real Estate Term Lenders will have suffered damages on account of the early termination of this Agreement or prepayment of any portion of the Real Estate Term Loan and that, in view of the difficulty in ascertaining the amount of such damages, the Real Estate Term Loan Prepayment Fee constitutes reasonable compensation and liquidated damages to compensate the Real Estate Term Lenders on account thereof.”

(q) Section 6.02 (Certificate; Other Information) of the Credit Agreement is hereby amended by deleting clause (c) as it appears therein and inserting in lieu thereof the following:

“(c)           on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), and each date that the Lead Borrower makes a request for a Credit Extension hereunder, by 1 p.m. on such date, a certificate in the form of Exhibit H (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Sunday, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower;”

(r) Section 6.10 (Inspection Rights) of the Credit Agreement is hereby amended by deleting clause (b) as it appears therein and inserting in lieu thereof the following:

“(b)           Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, evaluations of (i) the Loan Parties’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Subject to the limitations set forth below, the Loan Parties shall pay the fees and expenses of the Agent or such professionals with respect to such evaluations, appraisals and assessments.  The Loan Parties acknowledge that the Agent may, in its discretion, undertake up to one (1) appraisal of any Eligible Real Estate, three (3) inventory appraisals and three (3) commercial finance examinations each Fiscal Year at the Loan Parties’ expense; provided that, if Excess Availability at any time is less than seventeen and one-half percent (17.5%) of the Revolving Loan Cap (without giving effect to the Real Estate Term Loan Reserve or the Term Loan Reserve) the Loan Parties shall pay for one (1) additional appraisal and one (1) additional commercial finance examination each Fiscal Year undertaken by the Agent or such professionals pursuant to this Section 6.10.  Notwithstanding the foregoing, the Agent may cause additional appraisals and commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by applicable Law or if a Default shall have occurred and be continuing, at the expense of the Borrowers.  In the event that the Agent has not conducted an inventory appraisal in accordance with this Section in any two hundred and ten (210) day period but has the right to do so, the Agent shall commission such inventory appraisal within five (5) Business Days of receiving a written request from the Term Loan Agent to do so.”

(s) Article VI (Affirmative Covenants) of the Credit Agreement is hereby amended by adding the following Section 6.20 at the end thereof:

“6.20                      Budget/Financial Advisor.

(a)           Deliver to the Agent, in form and detail satisfactory to the Agent on Wednesday of each week (or, if Wednesday not a Business Day, on the next succeeding Business Day) commencing on September 4, 2014, an updated Budget, reviewed by Deloitte Consulting LLP (“Deloitte”).

(b)           At all times retain and employ Deloitte or another financial advisor which is reasonably acceptable to the Agent, the terms and scope of such engagement and the responsibilities of such financial advisor which are also reasonably acceptable to the Agent; provided, that the Loan Parties shall not be required to retain such advisor if (i) no

Default or Event of Default has occurred and is continuing, (ii) the Lead Borrower has hired a chief financial officer who is engaged on a full time basis and (iii) the Lead Borrower has received the Equity Contribution.  The Loan Parties shall authorize the financial advisor to communicate directly with the Agent and furnish the Agent with such information as the Agent may reasonably request.”

(t) Section 7.15 (Excess Availability) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“7.15                      Excess Availability.  Permit Excess Availability at any time to be less than the greater of (a) $10,000,000 or (b) 10% of the Revolving Loan Cap (without giving effect to the Real Estate Term Loan Reserve, the Term Loan Reserve or the Availability Block ) plus 10% of the Outstanding Amount of the Real Estate Term Loan plus 10% of the Outstanding Amount of the Term Loan.”

(u) Section 9.12 (Reports and Financial Statements) of the Credit Agreement is hereby amended by deleting clause (b) as it appears therein and inserting in lieu thereof the following:

(b) is deemed to have requested that the Agent furnish such Lender, promptly after they become available, copies of all financial statements and Budgets required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agent (collectively, the “Reports”)

(c) Schedule 6.02 of the Credit Agreement is hereby amended by deleting such schedule in its entirety, and inserting in lieu thereof the schedule set forth on Annex A attached hereto.

5. Conditions to Effectiveness.  This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(a) Borrowers shall have delivered to the Agent:

(i)  an executed copy of this Agreement;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iii) copies of each Loan Party's Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(iv) favorable opinions of DLA Piper LLP (US), counsel to Holdings , and Lathrop & Gage, LLP, counsel to the Lead Borrower , addressed to the Agent and the Term Loan Agent and each Lender, as to such matters concerning Holdings and the Lead Borrower and the Loan Documents as the Agent and the Term Loan Agent may reasonably request;

(b) the Borrowers shall have paid to the Agent, for the ratable benefit of the Revolving Lenders, a revolving amendment fee in an amount equal to $75,000, which shall be fully earned, due and payable in full on the First Amendment Effective Date and is not refundable for and reason or under any circumstances;

(c) the Borrowers shall have paid to the Term Loan Agent, for the account of the Term Loan Agent and the Term Lenders, a term loan amendment fee in an amount equal to $75,000, which shall be fully earned, due and payable in full on the First Amendment Effective Date and is not refundable for and reason or under any circumstances; and

(d) the Borrowers shall have paid in full all fees and expenses (including, without limitation, the fees and expenses of Choate, Hall & Stewart LLP, counsel to the Agent) required to be paid pursuant to the Credit Agreement.

6. Post-Closing Agreement.  By its signature below, each Borrower hereby covenants and agrees, that the Borrowers shall deliver, on or before November 3, 2014, updated projections for the Fiscal Years ended February 1, 2015 and January 31, 2016, each in form and substance satisfactory to the Agent, and that the failure to do so shall constitute an Event of Default under Section 8.01(b) of the Credit Agreement.  Each Borrower further acknowledges and agrees that this Agreement shall be a Loan Document for all purposes.

7. Representations and Warranties.  Each Borrower represents and warrants that:

(a)  the execution, delivery and performance of this Agreement, the Credit Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder, are all within such Borrower’s limited liability company or corporate powers, as applicable, have been duly authorized and are not in contravention of law or the terms of such Borrower’s operating agreement or bylaws, as applicable, or other constitutive documents, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound;

(b) except for the Existing Event of Default and the circumstances giving rise thereto or as contemplated hereunder, no event or circumstance has occurred and is continuing that would constitute a Default or an Event of Default;

(c) except as a result of the Existing Event of Default, the representations and warranties contained in the Credit Agreement and the other Loan Documents were true and correct in all material respects as of the date made and, except to the extent that such representations and warranties relate expressly to an earlier date, remain true and correct in all material respects as of the date hereof (provided, that in the case of any representation and warranty qualified by materiality, such representation and warranty shall be true and correct in all respects (after giving effect to such materiality qualification)) except with respect to those circumstances giving rise to the Existing Event of Default or as contemplated hereunder, remain true and correct as of the date hereof;

(d) each Borrower has read and fully understands each of the terms and conditions of this Agreement and is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection and not in reliance upon any representations, warranties or agreements made by the Agent, the Term Loan Agent or any Lender and not set forth in this Agreement; and

(e) all other information delivered by the Borrowers to the Agent, the Term Loan Agent and the Lenders is true and correct in all material respects as of the date delivered.

8. Rights of the Agent, the Term Loan Agent and Lenders in Bankruptcy; Tolling of Certain Time-Related Defenses.

(a) Each Borrower hereby admits, acknowledges and agrees that the Agent’s, the Term Loan Agent’s and the Lenders’ entry into, and covenants to perform in accordance with, this Agreement and the Agent’s, the Term Loan Agent’s and the Lenders’ consummation of the transactions contemplated hereby, constitute “new value” and “reasonably equivalent value,” as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by the Borrowers as of the effective date of this Agreement in contemporaneous exchange for the Borrowers’ entry into, and covenants to perform in accordance with, this Agreement, and the Borrowers’ consummation of the transactions contemplated hereby.

(b) Each Borrower acknowledges and agrees that all time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature, are hereby tolled with respect to all rights, claims and causes of action of any kind whatsoever that the Agent, the Term Loan Agent and the Lenders may have against Borrowers under the Credit Agreement and the other Loan Documents as of the First Amendment Effective Date through and including the date which is sixty (60) days after the First Amendment Effective Date.  Each Borrower hereby waives all such time-related defenses to the extent such defenses are hereby tolled.

9. Costs and Expenses.  Upon demand, the Borrowers shall reimburse the Agent, the Term Loan Agent and the Lenders directly for all costs and expenses incurred by the Agent, the Term Loan Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the Agent’s, the Term Loan Agent’s and the Lenders’ reasonable attorneys’ fees and expenses).

10. Full Force and Effect; Entire Agreement.  Except to the extent expressly provided in this Agreement, the terms and conditions of the Credit Agreement and each other Loan Document shall remain in full force and effect.  This Agreement, the Credit Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

11. Definitions and Construction.  Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement, as amended hereby.  Upon and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby

12. Release.

(a) Except with respect to the matters, rights and obligations specified in Section 12(b) below, each Borrower hereby releases and forever discharges the Agent, the Term Loan Agent and the Lenders and their respective parents, subsidiaries and affiliates, past or present, and each of them, as well as their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by such Borrower, and whether concealed or hidden (collectively, “Claims”), which such Borrower now owns or holds or has at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Credit Agreement or the other Loan Documents (collectively the “Released Matters”).

(b) It is expressly understood and agreed that it is the intent of Borrowers to forever release claims against Releasees arising out of the Released Matters, but that nothing herein shall affect the obligations of the Agent, the Term Loan Agent and the Lenders arising subsequent to the date hereof, including, but not limited to, compliance subsequent to the date hereof with all terms and conditions of this Agreement, the Credit Agreement and the other Loan Documents.

(c) Each Borrower represents, warrants and agrees that in executing and entering into this release, it is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement, the Credit Agreement or the other Loan Documents.  Each Borrower has reviewed this release with such Borrower’s legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.  Each Borrower understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to such Borrower or believed by such Borrower to be true.  Nevertheless, each Borrower intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

13. Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

14. No Third Parties Benefited. This Agreement is made and entered into for the sole benefit of the Loan Parties, the Agent, the Term Loan Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

(a) Governing Law; Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY LOAN PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

15. Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES FOLLOW.]

In Witness Whereof, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

LEAD BORROWER:

ALCO STORES, INC.

By: /s/ Brian Assmus
Name: Brian Assmus
Title: Vice President and Controller

OTHER BORROWERS:

ALCO HOLDINGS, A TEXAS LIMITED LIABILITY COMPANY

By: /s/ Brian Assmus
Name: Brian Assmus
Title: Vice President and Controller

[ SIGNATURE PAGE – AMENDMENT AND WAIVER AGREEMENT ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent

By: /s/ Danielle M. Baldinelli
Name: Danielle M. Baldinelli
Title:  Director

[ SIGNATURE PAGE – AMENDMENT AND WAIVER AGREEMENT ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender, Real Estate Term Lender, L/C Issuer and Swing Line Lender

By: /s/ Danielle M. Baldinelli
Name:  Danielle M. Baldinelli
Title:   Director

[ SIGNATURE PAGE – AMENDMENT AND WAIVER AGREEMENT ]

CIT BANK, as a Revolving Lender and Real Estate Term Lender

By: /s/ Renee M. Singer
Name:  Renee M. Singer
Title:   Managing Director

[ SIGNATURE PAGE – AMENDMENT AND WAIVER AGREEMENT ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan Agent and as a Term Lender

By: /s/ Sally A. Sheehan
Name:  Sally A. Sheehan
Title:  Director

[ SIGNATURE PAGE – AMENDMENT AND WAIVER AGREEMENT ]

ANNEX A

SCHEDULE 6.02

Financial and Collateral Reporting

Monthly (within 30 days after month end):

•	Inventory Certificate
•	Stock Ledger (Consolidated Summary)
•	Open to Buy
•	Store Activity
•	Inventory Reconciliation
•	Gross Margin Reconciliation
•	Top Ten Vendor Concentration
•	A/P Aging
•	On Order Summary Report
•	Officer’s Compliance Certificate and Monthly Financial Statements for the Fiscal Months of February, March, May, June, August, September, November and December

Monthly (within 60 days after month end):

•	Officer’s Compliance Certificate and Monthly Financial Statements for the Fiscal Months of January, April, July and October
•	Management’s Discussion and Analysis
•	Insurance Coverage Report

Annually (within 45 days after year end):

•	Insurance Coverage Report

Annually (within 60 days after year end):

•	Management Forecast for the Following Year

Annually (within 90 days after year end):

•	Audited Annual Financial Statements
•	Certificate of Registered Public Accounting Firm
•	Officer’s Compliance Certificate
•	Management’s Discussion and Analysis

Mailed or emailed to:

Agent:                                                     Wells Fargo Bank, National Association
    One Boston Place, 18th Floor
    Boston, MA 02108
    Attn:  Danielle M. Baldinelli
    E-Mail:  Danielle.m.baldinelli@wellsfargo.com
and

Term Loan Agent:                                            Wells Fargo Bank, National Association
One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attn:  Sally A. Sheehan
Telephone:  (617) 624-4407
Facsimile:  (866) 944-8034
Email:  sally.a.sheehan@wellsfargo.com